Execution Version SECOND AMENDMENT SECOND AMENDMENT, dated as of December 17, 2024 (this “Amendment”), to the Second Amended and Restated Credit Agreement, dated as of March 28, 2022 (as amended by the First Amendment, dated as of November 17, 2022 and as modified by the Incremental Assumption Agreement, dated as of November 30, 2022, the “Existing Credit Agreement”, and the Existing Credit Agreement as amended by this Amendment, the “Amended Credit Agreement”), among Regal Rexnord Corporation, a Wisconsin corporation (the “Parent”), Land Newco, Inc., a Delaware corporation (the “Company”), the Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”). W I T N E S S E T H: WHEREAS, pursuant to the Existing Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrowers; WHEREAS, Parent has requested that certain amendments be made to the Existing Credit Agreement pursuant to Section 14.1 as described herein; WHEREAS, in furtherance thereof, each party hereto hereby consents to the modifications to the Existing Credit Agreement as set forth in Section 2 below. NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows: SECTION 1. Definitions. Unless otherwise defined herein, terms defined in the Amended Credit Agreement and used herein shall have the meanings given to them in the Amended Credit Agreement. SECTION 2. Amendments. Clause (h) of the definition of “EBITDA” is hereby amended by deleting the words “within 24 months” and replacing them with “within 36 months”. SECTION 3. Conditions to Effectiveness. 3.1. Effectiveness. This Amendment shall become effective as of the first date (the “Amendment Effective Date”) on which the following conditions have been satisfied (or waived in compliance with Section 14.1 of the Existing Credit Agreement): (a) The Administrative Agent (or its counsel) shall have received counterparts of this Amendment duly executed by each of Parent, the Company, the Administrative Agent and the Required Lenders. (b) Parent shall have paid all fees (including pursuant to the fee letter entered into in connection with this Amendment) and other amounts due and payable on or prior to the Amendment Effective Date, including all reasonable and documented out-of-pocket expenses (including reasonable and documented fees, charges and disbursements of counsel) required to be reimbursed or paid hereunder or under any other Loan Document, in each case, for which invoices have been presented to the Borrower at least one Business Day prior to the Amendment Effective Date.

2 SECTION 4. Representations and Warranties. 4.1. Each of Parent and the Company represents and warrants to each of the Lenders and the Administrative Agent that as of the Amendment Effective Date: (a) The execution and delivery by each of Parent and the Company of this Amendment and the performance by each of Parent and the Company of the Amended Credit Agreement are within the organizational powers of each of Parent and the Company and have been duly authorized by all necessary organizational action on the part of Parent or the Company, as applicable. Each of this Amendment and the Amended Credit Agreement is the legal, valid and binding obligation of Parent and the Company, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity. (b) The representations and warranties of Parent and the Company set forth in the Amended Credit Agreement (excluding Section 9.5, Section 9.6 and Section 9.8) are true and correct in all material respects with the same effect as if then made (except to the extent stated to relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date). (c) No Default or Event of Default has occurred and is continuing. SECTION 5. Effect of Amendment. 5.1. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Amended Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Amended Credit Agreement or any other provision of the Amended Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. The Company and each other Loan Party (i) acknowledges, renews and extends its continued liability under the Amended Credit Agreement and any other Loan Document and (ii) acknowledges and agrees that, after giving effect to this Amendment its guarantee continues in full force and effect, unimpaired, uninterrupted and undischarged. Nothing herein shall be deemed to entitle the Company to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Amended Credit Agreement or any other Loan Document in similar or different circumstances and nothing in this Amendment shall be deemed to be a novation of any obligations under the Existing Credit Agreement or any other Loan Document. 5.2. On and after the Amendment Effective Date, each reference in the Amended Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Existing Credit Agreement in any other Loan Document shall be deemed a reference to the Amended Credit Agreement as amended hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Amended Credit Agreement and the other Loan Documents. SECTION 6. General. 6.1. GOVERNING LAW. THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

3 6.2. Costs and Expenses. The Company agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses incurred in connection with this Amendment, including the reasonable and documented fees, charges and disbursements of Simpson Thacher & Bartlett LLP, primary counsel for the Administrative Agent. 6.3. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and/or any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. As used herein, “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record. Delivery of an executed signature page of this Amendment by email or facsimile transmission (or other electronic transmission) shall be effective as delivery of a manually executed counterpart hereof. 6.4. Headings. The headings of this Amendment are used for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment. [remainder of page intentionally left blank]

Signature Page to Second Amendment JPMORGAN CHASE BANK, N.A., as Administrative Agent, an Issuing Bank, a Swing Line Lender and a Lender By: Name: Zachary Blaner Title: Vice President

Signature Page to Second Amendment Bank of America, N.A., as a Lender By: Name: Katherine L. Plotner Title: Senior Vice President

Signature Page to Second Amendment a Lender

Signature Page to Second Amendment CITIBANK, N.A, as a Lender By: Name: Matthew Anderson Title: Director

Signature Page to Second Amendment HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender By: Name: Casey Klepsch Title: Senior Vice President

Signature Page to Second Amendment TD Bank, N.A., as a Lender By: Name: M. Bernadette Collins Title: Senior Vice President

Signature Page to Second Amendment Internal Use [REGIONS BANK], as a Lender By: Name: Christopher J. Brearey Title: Director – Credit Products

Signature Page to Second Amendment BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH, as a Lender By: Name: Cara Younger Title: Managing Director By: Name: Armen Semizian Title: Managing Director

Signature Page to Second Amendment BARCLAYS BANK PLC, as a Lender By: Name: Charlene Saldanha Title: Vice President

Signature Page to Second Amendment CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender By: Name: David Sharp Title: Managing Director By: Name: Gordon Yip Title: Director

Signature Page to Second Amendment The Bank of East Asia, Limited, New York Branch, as a Lender By: Name: James Hua Title: DGM & Head of Corporate Banking By: Name: Chong Tan Title: DGM & Head of Risk Management

Signature Page to Second Amendment Sumitomo Mitsui Banking Corporation, as a Lender By: Name: Jun Ashley Title: Director

Signature Page to Second Amendment Internal Use The Huntington National Bank, as a Lender By: Name: Neil G. Mesch Title: Managing Director

Signature Page to Second Amendment M&T Bank, as a Lender By: Name: Kathryn Williams Title: Director

Signature Page to Second Amendment THE BANK OF NOVA SCOTIA, as a Lender By: Name: Adnan Osman Title: Director

Signature Page to Second Amendment BANCO DE SABADELL, S.A., MIAMI BRANCH, as a Lender By: Name: Title:

Signature Page to Second Amendment NTAC:3NS-20 The Northern Trust Company, as a Lender By: Name: Lisa DeCristofaro Title: SVP